Exhibit 99.1

PRESS RELEASE

LTX Announces Fourth Quarter and Fiscal Year Results

NORWOOD, Mass., August 26, 2008 — LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2008.

Sales for the 2008 fourth fiscal quarter were $35,848,000, down 9% from the prior quarter, and up 19% from a year ago. Net income for the quarter was $630,000, or $0.01 per share on a GAAP basis. Prior quarter sales for the 2008 third fiscal quarter were $39,320,000, and the net income was $2,172,000, or $0.03 per share on a GAAP basis. Sales for the 2007 fourth fiscal quarter were $30,114,000 and the net loss was $(4,185,000), or $(0.07) per share on a GAAP basis. Incoming orders for the 2008 fourth fiscal quarter were $30 million.

For the twelve-month period ended July 31, 2008, sales were $135,825,000 compared to $147,639,000 in the preceding fiscal year. Net loss was $(600,000), or $(0.01) per share on a GAAP basis, which included a tax benefit totaling $3,091,000, or $0.05 per share. For the prior fiscal year, net loss was $(10,666,000), or $(0.17) per share on a GAAP basis, which included inventory and restructuring charges totaling $3,798,000, or $0.06 per share.

David G. Tacelli, chief executive officer and president, commented, “Our fourth quarter results reflect a softening in the SOC test market, however, our business model continues to perform ahead of our expectations and resulted in achieving a $35 million quarterly break-even for the quarter. Certain market segments that showed strength in the previous quarter have pulled back during the quarter. The cause for this pullback was a combination of seasonal effects and broad economic conditions.”

First Quarter Fiscal 2009 Outlook

For the quarter ending October 31, 2008, revenue for LTX as a stand-alone company is expected to be in the range of $30 million to $34 million, with gross margin of approximately 49%. The

LTX ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

loss per share is projected to be in the range of $(0.06) to $(0.02) assuming 63 million shares outstanding.

Assuming the proposed merger between LTX Corporation and Credence Systems Corporation is completed by the end of August 2008, the combined company revenue guidance for the quarter ending October 31, 2008 is expected to be in the range of $60 million to $64 million. This guidance for the combined company is based on three months of LTX revenue and approximately two months of Credence revenue during the quarter.

The Company will conduct a conference call today, August 26, 2008, at 8:30 AM EDT to discuss this press release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through September 25, 2008 via telephone by dialing 888-286-8010, passcode 62613242 or by visiting our web site at www.ltx.com.

A special meeting of stockholders of LTX is scheduled to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, on Thursday, August 28, 2008 at 12:00 noon EDT. The vote of each LTX stockholder is very important and the merger with Credence cannot be completed unless LTX stockholders approve an amendment to LTX’s articles of organization and the issuance of LTX common stock in connection with the merger. Information about the special meeting, the merger and other business to be considered by stockholders is contained in the Joint Proxy Statement/Prospectus dated July 29, 2008 mailed to LTX stockholders on or about July 30, 2008. Stockholders are urged to read the Joint Proxy Statement/Prospectus carefully.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the proposed transaction between LTX and Credence Systems Corporation, including LTX’s, Credence’s and/or the combined company’s revenue, gross margin or earnings guidance, the ability of LTX and Credence to complete the proposed merger, the ability of LTX to obtain stockholder approval of matters relating to the proposed merger, the timing of the completion of the proposed merger and any other statements about LTX or Credence managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act

LTX ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain stockholder approval for matters relating to the proposed merger, the ability to complete the proposed merger, the ability to satisfy the other conditions to the completion of the proposed merger, the ability to successfully integrate LTX’s and Credence’s operations and employees; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, their most recent Quarterly Reports on Form 10-Q and their Joint Proxy Statement/Prospectus, each as filed with the SEC. LTX and Credence disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

Important Additional Information Will be Filed with The SEC

This communication is being made with respect to the proposed business combination involving LTX and Credence. In connection with the proposed transaction, LTX has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of LTX and Credence may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus, which has been mailed to stockholders of LTX and Credence, contains important information about LTX, Credence, the transaction and related matters. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus as well as other documents that may be filed with the SEC carefully in their entirety because they contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LTX and Credence through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint

LTX ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Proxy Statement/Prospectus from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com, or 781-467-5417 or from Credence by contacting Brenda Ropoulos at brenda_ropoulos@credence.com, or 408-635-4309.

LTX and Credence, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement among LTX, Zoo Merger Corporation and Credence. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, its proxy statement dated November 6, 2007 and its Current Report on Form 8-K filed on June 23, 2008 and July 29, 2008, which are filed with the SEC. Information regarding Credence’s directors and executive officers is contained in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008, its Current Reports on Form 8-K filed on April 18, 2008; May 1, 2008; June 10, 2008; June 17, 2008 and June 23, 2008, and its Form 4 filed on April 29, 2008, which are filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus.

About LTX

LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX’s X-Series, the industry’s most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX’s industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

Contact

Mark Gallenberger, LTX Corporation

Tel. 781.467.5417

Email mark_gallenberger@ltx.com

LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation. All other trademarks are the property of their respective owners.

Source LTX Corporation

www.ltx.com

LTX CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31,	July 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$51,052	$63,302
Marketable securities	20,410	35,236
Accounts receivable—trade, net	24,161	22,479
Accounts receivable—other	1,245	1,475
Inventories	22,504	27,102
Prepaid expenses and other current assets	2,750	3,783

Total current assets	122,122	153,377
Property and equipment, net	27,213	32,483
Goodwill	14,368	14,762
Other assets	6,024	500

Total assets	$169,727	$201,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5,700	$29,322
Accounts payable	14,058	15,333
Other accrued expenses	14,081	19,605
Deferred revenues and customer advances	1,777	1,838

Total current liabilities	35,616	66,098

Long-term debt, net of current portion	12,200	17,900
Other long-term liabilities	4,631	4,016
Stockholders' equity	117,280	113,108

Total liabilities and stockholders' equity	$169,727	$201,122

LTX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

	Three Months		Year
	Ended		Ended
	July 31,		July 31,
	2008	2007	2008	2007
Net sales	$35,848	$30,114	$135,825	$147,639
Cost of sales	17,704	16,108	67,981	77,441
Inventory related provision	—	—	—	4,175

Gross profit	18,144	14,006	67,844	66,023
Engineering and product development expenses	11,244	11,986	46,020	50,044
Selling, general and administrative expenses	6,519	6,493	26,563	26,770
Reorganization costs	—	—	—	(377)

Income (loss) from operations — (Note 1)	381	(4,473)	(4,739)	(10,414)
Interest income (expense), net	303	288	1,048	(252)

Income (loss) before provision (benefit) for taxes	684	(4,185)	(3,691)	(10,666)
Provision (benefit) for taxes	54	—	(3,091)	—

Net income (loss)	$630	$(4,185)	$(600)	$(10,666)

Net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.01)	$(0.17)
Diluted	$0.01	$(0.07)	$(0.01)	$(0.17)

Weighted average shares outstanding:
Basic	62,796	62,325	62,611	62,130
Diluted	62,809	62,325	62,611	62,130

Note 1: The following table presents stock-based compensation expense included in the Company's unaudited consolidated statements of operations (in thousands):

	Three Months		Year
	Ended		Ended
	July 31,		July 31,
	2008	2007	2008	2007
Cost of sales	$27	$26	$117	$107
Engineering and product development expenses	241	262	1,294	1,098
Selling, general and administrative expenses	574	637	2,982	2,854

Total stock-based compensation expense	$842	$925	$4,393	$4,059